EXHIBIT 10.11  1988 RETIREMENT PROGRAM FOR DIRECTORS



                               JUNIATA VALLEY BANK


                        RETIREMENT PROGRAM FOR DIRECTORS

      Juniata Valley Bank, a Pennsylvania chartered bank, hereby adopts the following Retirement Program for the members of its Board of Directors, effective January 1, 1988.

PURPOSE
      The purpose of the Plan is to secure for the Bank the benefits of the continued service of certain of the Bank's directors and to recognize the many years of their past service by making supplemental retirement arrangements for their benefit as herein provided.

ARTICLE 1

DEFINITIONS
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      The following terms when used in the Plan shall have the following designated meanings unless a different meaning is clearly required by the context:

1.1       "Accrued Retirement Benefit" means, as of any date before a Director's
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          Normal Retirement Age, that cumulative portion of a Director's
          Retirement Benefit which he has earned in accordance with the schedule attached to his Signature Page. In order to accrue an additional benefit for any calendar year; the Director must serve on the Board for the entire calendar year.

1.2       "Actuarial Equivalent" means a benefit of equal value to a Director's
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          Accrued Retirement Benefit or Retirement Benefit when computed using an annual interest rate of 6%.

1.3       "Bank" means Juniata Valley Bank, a Pennsylvania chartered Bank.
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1.4       "Board" means the board of directors of the Bank.
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1.5       "Director" means each member of the Board who is eligible to
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          participate in the Plan and has signed a Signature Page. A member of the Board shall be eligible to participate in the Plan on January 1 following his completion of six months of service, except that all members of the Board on January 1, 1988 shall be eligible to participate in the Plan as of that date.

1.6       "Normal Retirement Age" means the later of the date on which the
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          Director attains age 65 or completes 10 years of Credited Service.

1.7       "Normal Retirement Date" means the first day of the next calendar
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          month after a Director reaches his Normal Retirement Age.

1.8       "Plan" means the Juniata Valley Bank Retirement Program for Directors
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          set forth herein, as the same may be amended from time to time.


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1.9       "Retirement Benefit" means for each Director, the annual retirement
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          benefit which is set forth on the schedule attached to his Signature
          Page and Payable pursuant to Article II hereof.

1.10      "Signature Page" means that document, with attached schedules, by
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          which the Directors agrees to participate in the Plan and be bound by the terms thereof, and in which the specific amount of each benefit provided by the Plan is set forth. Together the Signature Page and this Plan Document shall set forth all of the terms of the Plan as to each Director.

1.11      "Years of Credited Service" means a Year of Service with respect to
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          calendar years after 1987 and each 5 years of Service with respect to calendar years prior to 1988.

1.12      "Years of Service" means a calendar year during which the Director has
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          served on the Board for a period of at least six months.


ARTICLE II

RETIREMENT PENSION
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      In the event of the retirement of a Director, on or after attaining his
Normal Retirement Age, he shall be entitled to a retirement pension in an amount equal to his Retirement Benefit. Payment of the retirement pension shall commence on the Director's Normal Retirement Date, and shall be payable monthly for one hundred twenty (120) months.


ARTICLE III

BENEFITS ON TERMINATION OF EMPLOYMENT
-------------------------------------

      3.1 In the event the services of Director are terminated prior to his Normal Retirement Age for any reason (including death or disability), except if the termination is due to the Director's fraud or dishonesty (whether or not directed toward the Bank), he shall be entitled to receive a pension in an amount equal to his Accrued Retirement Benefit as of the date of termination of his services on the Board. The pension shall be paid to the Director in equal monthly payments over a period of one hundred twenty (120) months, commencing on his Normal Retirement Date. (For the purpose of computing the Director's Normal Retirement Date it shall be assumed he continues to serve on the Board until he attains his Normal Retirement Age.) However, the Director may elect to commence receipt of the benefit provided by this article III at any time prior to his Normal retirement Date after satisfying the requirements of this Article III, but in such event, the benefit to which the Director is entitled shall be the Actuarial Equivalent of his Accrued retirement Benefit. The election shall be effective only if approved by the Board, except that Board approval shall not be required if a Director terminates his service on the Board at or after attaining age 72.


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ARTICLE IV

DEATH BENEFIT
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      If the Director dies after his pension commences but prior to receiving one hundred twenty (120) monthly payments, the beneficiary named by the Director or, if the Director fails to name a beneficiary or if the named beneficiary predeceases the Director, his surviving spouse (or if the spouse predeceases the Director, his estate) shall receive monthly payments in an amount equal to the portion of the benefit not received by the Director during his life, for the remainder of the one hundred twenty (120) month period.


ARTICLE V

CLAIMS PROCEDURE
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5.1  A Director or his beneficiary may submit a claim for benefits to the Board of Directors in writing in such form as is permitted by the Board of Directors. A Director or his beneficiary shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under Sections 5.1, 5.2 and 5.3. When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty
     (180) days after the date on which the claim was filed). A claimant shall be given a written notice in which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If the claim is denied, in whole or in part, the claimant shall be given written notice which shall contain (a) the specific reasons for the denial, (b) references to pertinent Plan provisions upon which the denial is based, (c) a description of any additional material on information necessary to perfect the claim and an explanation of why such material or information is necessary, and (d) the claimant's rights to seek review of the denial.

5.2 If a claim is denied, in whole or in part, the claimant shall have the right to request that the Board review the denial, provided that the claimant files a written request for review with the Board of Directors within sixty (60) days after the date on which the claimant received written notification of the denial. A claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Board. Within sixty (60) days after the request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty
     (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for the review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to the Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes.

5.3 If a claimant shall fail to file request for review in accordance with the procedures herein outlined, such claimant shall have no rights to review and shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.


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ARTICLE VI

NO PROHIBITION AGAINST OR RIGHT UPON FUNDING
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     Should the Bank elect to acquire any insurance or annuity contract or other investment or to establish reserves in connection with the liabilities assumed by it under the Plan, it is expressly understood and agreed that the Director shall not have any right with respect to, or claim against, such assets nor shall any such acquisition or reserve be construed to create a trust of any kind or a fiduciary relationship between the Bank and the Directors, their beneficiaries or any other person. Any such assets and reserves shall be and remain a part of the general, unpledged, unrestricted assets of the Bank, subject to the claims of its general creditors. Each Director and his beneficiaries shall be required to look solely to the provisions of the Plan and to Bank itself for enforcement of any and all benefits due under the Plan and to the extent any such person acquires a right to receive payment under Plan, such right shall be no greater than the right of any unsecured general creditor of the Bank. The Bank shall be designated owner and beneficiary of any insurance contract or investment acquired or reserve established in connection with its obligations under the Plan.


ARTICLE VII

GENERAL PROVISIONS
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7.1  No benefit or payment under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit or payment, except to such extent as may be required by law. If any person entitled to a benefit or payment under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit or payment under the Plan, in whole or in part; or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit or payment, then such benefit or payment shall cease and terminate with respect to such person, and the Bank in such case shall hold or apply the same or any part thereof for the benefit of any dependent, relative or beneficiary of such person, in such manner and proportion as the Bank may deem proper.

7.2 The establishment of the Plan shall not be construed to confer upon any Director the legal right to be continue to service on the Board, or give a Director or any beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Director shall remain subject to removal to the same extent as if the Plan had never been adopted.

7.3 If the Bank determines that any person to whom a benefit is payable under the Plan is incompetent by reason of age or physical or mental disability, the Bank shall have the power to cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Bank to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Bank.

7.4 With the approval of the Board, the payment of any benefit under the Plan may be anticipated by the purchase of a paid up life annuity or insurance contract issued by a legal reserve life insurance company licensed to do business in Pennsylvania.


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7.5  The benefits of each Director or any other person hereunder shall be in addition to any benefits paid or payable to or on account of the Director or such other person under any other pension, disability, equity, annuity, profit sharing or other retirement plan or policy whatsoever.

7.6 No liability shall attach to or be incurred by any officer or director of the Bank under or by reason of the terms, conditions and provisions contained in the Plan, or for the acts or decisions taken or made thereunder, or both, such liability, if any, is expressly waived and released by each Director and by any and all persons claiming under or through any director or any other person.

7.7 All questions of interpretation, construction, or application arising under the Plan shall be decided by the Board, whose decision shall be final and conclusive upon all persons. The Board shall also have the sole authority to modify, amend or terminate the Plan; provided, however, that no amendment or termination of the Plan shall reduce, alter or impair, without the consent of a Director, the right to any benefit to which a Director would be entitled to under the Plan immediately before the effective date of such modification or termination. Should this Plan be terminated or amended, each Director shall receive written notice of when such termination shall be effective.

7.8 The Plan shall be construed and administered under the laws of the Commonwealth of Pennsylvania, unless superseded by the laws of the United States of America.

7.9 If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included therein.

7.10 The Article headings contained herein are inserted only as a matter of convenience and for reference and do not enlarge or describe the scope, intent or construction of the Plan. Pronouns used herein shall be deemed to be masculine, feminine, singular or plural, as their context may require.

IN WITNESS WHEREOF, the Bank has caused this Plan to be executed this 23rd day of December 1988.

    ATTEST:                             Juniata Valley Bank

                                        By:
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    Secretary                              President